EXHIBIT 99.1

ATWOOD OCEANICS ANNOUNCES THE AWARD OF A ONE WELL DRILLING PROGRAM IN THE U.S. GULF OF MEXICO FOR THE RICHMOND

Houston, Texas
October 26, 2009

FOR IMMEDIATE RELEASE

ATWOOD OCEANICS, INC., (NYSE – ATW) a Houston-based International Drilling Contractor, announced that the RICHMOND has been awarded a contract by Applied Drilling Technology Inc. to drill one well in the U.S. Gulf of Mexico, at a dayrate of $32,500.  The drilling of this well is estimated to take 30 to 40 days to complete.  Additional contract opportunities following the completion of the drilling of this one-well commitment at the end of November or early December 2009 are currently being pursued.

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including; the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2008, filed with the Securities and Exchange Commission.

Contact: Jim Holland
281-749-7804